EXHIBIT 10.2


           ILLINOIS CENTRAL RAILROAD COMPANY
        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




                      CERTIFICATE



    I,                  , Secretary of Illinois
Central Railroad Company, hereby certify that the attached document is a correct copy of Illinois
Central Railroad Company Supplemental Executive
Retirement Plan as adopted effective as of January 1, 1994.

             Dated this      day of _________,
1994.




                            As Secretary as Aforesaid

                                       (Seal)


          ILLINOIS CENTRAL RAILROAD COMPANY
        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    The Illinois Central Railroad Company
Supplemental Executive Retirement Plan is adopted effective as of January 1, 1994, for the Executive
Employees of Illinois Central Railroad Company.
The purpose of the Plan is to ensure that the retirement benefits provided to Executive Employees enhance the overall effectiveness of the Illinois
Central Railroad Company executive compensation program and attract, retain and motivate such individuals.

    Accordingly, Illinois Central Railroad Company hereby adopts the Plan pursuant to the terms and provisions set forth below:


                       ARTICLE I
                      DEFINITIONS

    Wherever used herein the following terms shall have the meanings hereinafter set forth:

    1.1.    "Affiliated Company" means a business
entity, or predecessor of such entity, if any, which is a member of a controlled group of corporations of which the Company is also a member.

    1.2.    "Board" means the Board of Directors of
the Company.

    1.3.    "Code" means the Internal Revenue Code
of 1986, as amended from time to time, and any regulations relating thereto.

    1.4.    "Committee" means the Illinois Central
Benefit Administration Committee that is responsible for the administration of the Plan.

    1.5.    "Company" means Illinois Central
Railroad Company, a Delaware corporation, or, to the extent provided in Section 5.10 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company. An Affiliated
Company may adopt the Plan on behalf of its Executive Employees, by resolution of its Board of Directors, approved in writing by the Committee.

    1.6.    "Disabled" means a Participant is: (i)
entitled to benefits under the Company's group long-term disability plan; or (ii) permanently and totally disabled as determined in the sole discretion of the Committee.

    1.7.    "Early Retirement Date" means the first
day of the calendar month coincident with or next following the date on which a Participant has both attained age 55 years and completed at least 10
Years of Credited Service.

    1.8.    "Executive Employee" means each
executive employee of the Company in Salary Grades
A through G, as such Salary Grades are described in the salary component of the performance compensation program approved by the Board in 1993.
The Board from time to time shall have the discretion to designate individuals occupying other executive or management positions with the Company as Executive Employees for purposes of the Plan.

    1.9.    "Final Average Earnings" means one-
third of a Participant's total cash compensation from the Company, including bonuses, plus amounts the Participant elects to defer under the Qualified
Retirement Plan and any other qualified or non-qualified plans maintained by the Company, during the 36 consecutive months within the last 60 months preceding the earlier of the Participant's
Retirement Date or other termination of employment with the Company during which the Participant's compensation was highest.

    1.10.    "Normal Retirement Date" means the
first day of the calendar month coincident with or next following the date a Participant attains age
65 years.

    1.11.    "Participant" means an Executive
Employee of the Company who is eligible for participation pursuant to Section 1.8 and who has completed the enrollment forms provided by the Committee.

    1.12.    "Plan" means the Illinois Central
Railroad Company Supplemental Executive Retirement
Plan, as set forth herein and as hereinafter amended from time to time.

    1.13.    "Qualified Retirement Plan" means the
Illinois Central Corporation Supplemental
Retirement and Savings Plan established effective
January 1, 1989, as amended from time to time, and each successor or replacement plan. Except as otherwise provided in this Article I, all defined terms used in the Plan that are defined in the Qualified Retirement Plan shall have the same meaning in the Plan as is set forth in the definition in the Qualified Retirement Plan.

    1.14.    "Retirement Date" means a
Participant's actual date of retirement from employment with the Company after the Participant's
Normal Retirement Date or Early Retirement Date.

    1.15.    "Spouse" or "Surviving Spouse" means a
person who is legally married to a Participant throughout the one year period ending on the earlier of the date the Participant's Supplemental
Retirement Benefit commences or the date of the Participant's death.

    1.16.    "Supplemental Retirement Benefit"
means the benefit payable to a Participant pursuant to Section 2.2 by reason of the Participant's termination of employment with the Company for any reason other than death and after completing at least five Years of Credited Service.

    1.17.    "Supplemental Surviving Spouse
Benefit" means the benefit payable to a Surviving
Spouse pursuant to Section 2.3 of the Plan.

    1.18.    "Years of Credited Service" means the
number of consecutive 12-month periods of the Participant's employment with the Company beginning with the later of January 1, 1994 or the date of the Participant's employment or reemployment with the Company. No more than 10 Years of Credited
Service will be counted by the Plan.  A
Participant's employment with the Company prior to January 1, 1994, shall not be counted for purposes of determining Years of Credited Service. A
Participant who becomes Disabled while an active
Participant in the Plan shall continue to earn
Years of Credited Service until his Retirement
Date. No credit shall be given for partial years of employment or periods of employment preceding a termination of employment and return to work.

    1.19.    Words in the masculine gender shall
include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.


                      ARTICLE II
          SUPPLEMENTAL RETIREMENT BENEFIT AND
         SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

    2.1.    Form of Supplemental Retirement
Benefit. If the Participant does not have a Spouse at the time payment of his Supplemental Retirement
Benefits is to commence, such Benefit will be paid in the form of an annuity for the life of the Participant only. A Participant's Supplemental
Retirement Benefit will be paid in the form of a joint and 50% survivor annuity if the Participant has a Spouse at the time payment of his Supplemental Retirement Benefits is to commence.
Notwithstanding the foregoing, the 50% survivor annuity portion of a Supplemental Retirement
Benefit shall not commence to a Spouse or Surviving
Spouse until the first day of the month following the later of: (i) the date on which the Spouse or Surviving Spouse attains age 55 years; or (ii) the date of the Participant's death.

    2.2.    Amount of Supplemental Retirement
Benefit.  The annual amount of a Participant's
Supplemental Retirement Benefit, commencing on the Participant's Normal Retirement Date, shall be equal to the difference between (a) and (b) below:

    (a)    The product of: (i) three and one-half
percent (3.5%); (ii) the Participant's Final
Average Earnings; and (iii) the Participant's number of Years of Credited Service.

                         LESS

    (b) The annual annuitized value of a fifteen year annuity that could be provided with the sum of: (i) the portion of the Participant's account in the Qualified Retirement Plan which is attributable solely to Company contributions and the earnings thereon; (ii) the Participant's account in the Company's Excess Plan; and (iii) the Participant's account balance in the Company's Account Balance
Plan.

In no event shall the amount calculated under subsection (a) above exceed 35% of a Participant's
Final Average Earnings.

    For purposes of determining the offset portion attributable to the portion of the Participant's account in the Qualified Retirement Plan which is attributable solely to Company contributions and the earnings thereon in subsection (b) above, the amount in subsection (b) will be increased, in the sole discretion of the Committee, to the amount that would have been in that Participant's account if not for some or all of the following circumstances: (i) the Participant made Pre-Tax
Contributions at less than the level necessary to receive the maximum Company matching contribution available under the Qualified Retirement Plan
(except that, this clause (i) shall not apply to the extent that the Participant's level of Pre-Tax
Contributions was reduced or limited in any year to comply with Code limitations on Pre-Tax
Contributions); or (ii) the Participant's account was reduced by a loan, withdrawal or qualified domestic relations order as to the Participant. For purposes of determining the offset portion, the average annual rate of interest earned by the Participant's account in the Qualified Retirement
Plan shall be assumed to be six percent (6%);
provided, however, that if the average annual interest rate earned by a Participant's account exceeds 6%, the amount of earnings attributable to such excess shall not be applied as a reduction in subsection (b) above.

    The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with the Company in the form of an annuity commencing on the Participant's Normal Retirement Date, using reasonable actuarial assumptions selected by the Committee for this purpose.

    2.3.    Supplemental Surviving Spouse Benefit.
If a Participant dies after becoming Disabled or completing at least five Years of Credited Service, but prior to commencement of the Participant's
Supplemental Retirement Benefit under this Plan, a
Surviving Spouse Benefit shall be payable to the Participant's Surviving Spouse. The monthly amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to 50% of the monthly amount that the Participant would have been entitled to receive in accordance with
Section 2.2, based on the Participant's Years of Credited Service and Final Average Earnings as of his date of Death. The Supplemental Surviving
Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the first day of the month following the later of: (i) the date on which the Surviving Spouse attains age 55 years; or (ii) the date of the Participant's death. The
Supplemental Surviving Spouse Benefit shall terminate with the payment for the month in which occurs the date of the Surviving Spouse's death.

    2.4.    Commencement of Supplemental Retirement
Benefit.  Payment of the Supplemental Retirement
Benefit to a Participant shall commence on the first day of the month coincident with or next following the Participant's Normal Retirement Date.
A Participant who retires on an Early Retirement
Date may elect, by written election filed with the Committee, to have his Supplemental Retirement
Benefit commence prior to his Normal Retirement
Date on the first day of any month coincident with or next following his Early Retirement Date. The
Supplemental Retirement Benefit of a Disabled
Participant shall commence at or after the date that would have been the Participant's Early or Normal Retirement Date.

    2.5.    Actuarial Equivalent.  A Supplemental
Retirement Benefit that commences at any time prior to the Participant's Normal Retirement Date, shall be the actuarial equivalent of the Supplemental
Retirement Benefit determined pursuant to Section
2.2 above payable at the Participant's Normal
Retirement Date, based upon actuarial adjustments and assumptions adopted by the Committee for this purpose.

    2.6.    Limitation on Distribution.
Notwithstanding the foregoing provisions of the Plan relating to distribution of Participant's
Supplemental Retirement Benefit, if distribution of such Benefit in any calendar year would not be deductible by the Company because of the limitations of Code Section 162(m), such distribution shall be postponed in whole or in part, until the first calendar year in which such distribution would not be limited as to deductibility by Code Section 162(m).

    2.7.    Unscheduled Withdrawal Right.  A
participant may request an unscheduled withdrawal after his Retirement Date of the then present value of his Supplemental Retirement Benefit under the Plan; provided that the present value amount distributable to such Participant shall be reduced by 10 percent. In the event of the termination of the Plan or a Change in Control of the Company, a Participant may request an unscheduled withdrawal of all or any portion of the present value of his Supplemental Retirement Benefit by written notice to the Committee; provided that, the present value amount distributable to such Participant will be reduced by six percent (rather than 10 percent, as provided above). For purposes of this
Section 2.7, the term "Company" shall include
Illinois Central Corporation, and a "Change in
Control" of the Company shall be deemed to have occurred if:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange
Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change in
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or
(iii) any acquisition by any employee benefit plan
(or related trust) sponsored or maintained by the Company; or

    (b) at any time during any period of two consecutive years (not including any period prior to January 1, 1994) individuals who at the beginning of such period constituted the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board;
provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.


                      ARTICLE III
              ADMINISTRATION OF THE PLAN
    3.1.    Administration by the Committee.  The
Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

    3.2.  Powers and Duties of Committee.  The
Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The
Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of Participants, Spouses and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to a Participant's date and length of employment, Years of Credited Service, time and amount of compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Participants. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.
To the extent not inconsistent with this Plan, all provisions set forth in the Qualified Retirement
Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims, also shall be applicable with respect to this Plan.


                      ARTICLE IV
               AMENDMENT OR TERMINATION

    4.1.    Amendment or Termination.  The Company
intends the Plan to be permanent but reserves the right to amend or terminate the Plan. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.
    4.2    Effect of Amendment or Termination.  No
amendment or termination of the Plan shall directly or indirectly deprive any current or former
Participant or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit, the payment of which has commenced prior to the effective date of such amendment or termination, or which would be payable if the Participant terminated employment for any reason, including death, on such effective date. Upon termination of the Plan, distribution of Supplemental Retirement Benefits and
Supplemental Surviving Spouse Benefits shall be made to Participants, their Surviving Spouses or beneficiaries in the manner and at the time described in Section 2 of the Plan. No additional
Supplemental Retirement Benefits or Supplemental
Surviving Spouse Benefits shall be earned after termination of the Plan.


                       ARTICLE V
                  GENERAL PROVISIONS

    5.1.    Participants' Rights Unsecured.  Except
as set forth in Section 5.2, the Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant or the Participant's Surviving Spouse to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a Surviving Spouse or beneficiary shall have any rights in or against any specific assets of the Company.

    5.2.    Trust Agreement.  Notwithstanding the
provisions of Section 5.1, the Company shall enter into a trust agreement ("Trust Agreement") whereby the Company shall agree to contribute to a trust
("Trust") for the purpose of accumulating assets to assist the Company in fulfilling its obligations to Participants and Surviving Spouses hereunder. Such
Trust Agreement shall be substantially in the form of the model trust agreement set forth in Internal
Revenue Service Revenue Procedure 92-64, or any subsequent Internal Revenue Service Revenue
Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of the Company in the event of insolvency.

    5.3.    General Conditions.  Any amount or
benefit payable under the Qualified Retirement Plan shall be paid solely in accordance with the terms and conditions of the Qualified Retirement Plan, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Retirement
Plan.

    5.4.    No Guaranty of Benefits.  Nothing
contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant, Surviving
Spouse or other person shall have any right to receive a benefit or a distribution of contributions under the Plan except in accordance with the terms of the Plan.

    5.5.    No Enlargement of Employee Rights.
Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

    5.6.    Spendthrift Provision.  No interest of
any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

    5.7.    Applicable Law.  The Plan shall be
construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

    5.8.    Small Benefits.  If the actuarial value
of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is less than
$3,500, the Company may pay the actuarial value of such Benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further Benefit payments hereunder.

    5.9.    Incapacity of Recipient.  Subject to
applicable state law, if any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

    5.10.    Corporate Successors.  The Plan shall
not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall terminate subject to the provisions of Section 4.2.

    5.11.    Unclaimed Benefit.  Each Participant,
Surviving Spouse or beneficiary shall keep the Company informed of his or her current address.
The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant's benefits under the Plan, may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse or beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant, Surviving Spouse or beneficiary or any other person and such benefit shall be irrevocably forfeited.

    5.12.    Limitations on Liability.
Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Committee, nor any individual acting as an employee or agent of the Company or the Committee, shall be liable to any Participant, former Participant, Surviving Spouse or any other beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

    5.13.    Claims Procedure.  In the event that a
Participant's claim for benefits under the Plan is denied in whole or in part by the Committee, the Committee will notify the Participant (or Spouse or other beneficiary) of the denial. Such notification will be made in writing, within 90 days of the date the claim is received by the Committee. The notification will include: (i) the specific reasons for the denial; (ii) specific reference to the Plan provisions upon which the denial is based; (iii) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the applicable review procedures.

    The Participant (or Spouse or other
beneficiary) has 60 days from the date he receive notice of a claim denial to file a written request for review of the denial with the Committee. The
Committee will review the claim denial and inform the Participant in writing of its decision within 60 days of the date the claim review request is received by the Committee. This decision will be final.

    5.14  Insurance Policy Provisions.  The
Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If the Participant refuses to so cooperate, the Company shall have no obligation to the Participant or his designated beneficiary under this Plan.